Exhibit 5.1

Pillsbury Winthrop Shaw Pittman LLP

2475 Hanover Street | Palo Alto, CA 94304-1114 | tel 650.233.4500 | fax 650.233.4545

March 16, 2010

Meru Networks, Inc.

894 Ross Drive

Sunnyvale, California 94089

Re:	Registration Statement on Form S-1

Ladies and Gentlemen:

We are acting as counsel for Meru Networks, Inc., a Delaware corporation (the “Company”), in connection with the Registration Statement on Form S-1 (Registration No. 333-163859) relating to the registration under the Securities Act of 1933 (the “Act”) of 5,044,801 shares of Common Stock, par value $0.0005 per share (the “Common Stock”), of the Company, of which 4,233,017 authorized but heretofore unissued shares (including 658,017 shares subject to the underwriters’ over-allotment option) are to be offered and sold by the Company and 811,784 shares are to be offered and sold by certain stockholders of the Company (the “Selling Stockholders”). (Such Registration Statement, as amended, and including any registration statement related thereto and filed pursuant to Rule 462(b) under the Act (a “Rule 462(b) registration statement”) is herein referred to as the “Registration Statement.”)

We have reviewed and are familiar with such corporate proceedings and other matters as we have deemed necessary for this opinion. Based upon the foregoing, we are of the opinion that (i) the shares of Common Stock to be offered and sold by the Company (including any shares of Common Stock registered pursuant to a Rule 462(b) registration statement) have been duly authorized and, when issued and sold by the Company in the manner described in the Registration Statement and in accordance with the resolutions adopted by the Board of Directors of the Company, will be validly issued, fully paid and nonassessable, and (ii) the shares of Common Stock to be offered and sold by the Selling Stockholders have been duly authorized and validly issued and are fully paid and nonassessable. This opinion is limited to matters governed by the General Corporation Law of the State of Delaware.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the use of our name under the caption “Legal Matters” in the Registration Statement and in the Prospectus included therein. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

Very truly yours,

/s/ Pillsbury Winthrop Shaw Pittman LLP